Exhibit 99.1

News Release

Streamline Health® Announces Intent To Acquire Two Companies

Acquisitions Would Add Additional Capabilities in Financial and Operational Analytics and

Patient Access and Scheduling

Company Provides Preliminary Financial Results for Q3 and Guidance for Fiscal Years 2013 and 2014

ATLANTA — November 14, 2013 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of knowledge management solutions for healthcare providers, today announced that it has signed letters of intent to purchase two companies to augment its existing solutions across the entire patient experience.   The transactions are subject to the negotiation and execution of definitive acquisition agreements and the satisfaction of typical and customary closing conditions, including approval of the respective Board of Directors of the Company and the targets and the targets’ shareholders. There can be no assurance as to whether or when the acquisitions may be completed or as to the actual terms of the acquisitions.

The transaction expected to close first in the fiscal fourth quarter of 2013 would add patient access and scheduling capabilities.  The target company sells these solutions generally under a perpetual license model, however Streamline intends to transition this revenue stream into a SaaS-based model much like the Company has done with that of Meta Health Technology, a company Streamline Health acquired in 2012.   The target company currently has 29 clients, only 9 of whom are Streamline clients.  For the twelve months ended June 30, 2013 total revenues were $3.9 million of which $3.2 million were recurring. The letter of intent provides that at closing Streamline would pay approximately $6.5 million in cash for the target company.

The second transaction, which is in the due diligence stage, is expected to close in the fiscal fourth quarter of 2013 or in the fiscal first quarter of 2014, and would add additional financial and operational analytics to Streamline Health’s existing suite of solutions.  The target company sells these solutions today as a SaaS-based model.  The company currently has 35 clients, none of whom are Streamline clients today.  The letter of intent provides that at closing Streamline Health anticipates paying approximately $13.75 million in a combination of cash and shares of STRM common stock.

“We are constantly seeking to improve and expand the SaaS-based solutions we offer across the entire patient experience.  Adding patient access and scheduling solutions, along with additional financial and operational analytics, would give us greater ability to meet the growing needs of our clients,” stated Robert E. Watson, chief executive officer of Streamline Health. “The addition of new client relationships through these acquisitions would also provide cross selling opportunities for our existing suite of solutions.”

Finalizing IPP Acquisition

The Company has agreed in principle to the final earn-out payment for its acquisition of substantially all of the assets of Interpoint Partners, LLC that was completed in December of 2011.  The Company agreed to pay the seller an additional $3.0 million of aggregate consideration in satisfaction of the earn-out obligation, consisting of $1.3 million in cash, 400,000 shares of Company common stock and an unsecured, fully subordinated three-year note in the amount of $900,000. This represents the final payment for Streamline Health’s most popular solution — OpportunityAnyWare™ business analytics.

Preliminary Q3 Financial Results

The following statements are based on Streamline Health’s current expectations. These statements contain forward-looking statements and company estimates, and actual results may differ materially. Streamline Health assumes no duty to update any forward-looking statements made in this press release.

In the third quarter of 2013, the Company’s sales organization was successful in its efforts to shift a large license transaction in its quarterly forecast to a SaaS model sales opportunity, a strategy that Streamline Health continues to emphasize with its client base.  Given this change in projected license terms, the Company expects to report Q3 2013 revenue of approximately $6.7 million.  Bookings were up approximately 19% over the previous quarter, and bookings plus renewals in the period were approximately $10.0 million.  Total backlog increased from $51.9 million in Q2 2013 to approximately $55.0 million in Q3 2013.

Financial Guidance

Excluding any possible impact of the two proposed acquisitions, and based on current business trends Streamline Health anticipates that net revenues for 2013 will be in the range of $29.0 million to $31.0 million, approximately 80% of which will be recurring revenue, and for fiscal year 2014, will be in the range of $35.0 million to $37.0 million, respectively. This represents organic revenue growth of 20% for 2014 compared to 2013. For 2014, the Company anticipates Adjusted EBITDA in the range of $6.0 million to $8.0 million.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leading provider of SaaS-based healthcare information technology (HCIT) solutions for healthcare providers. The company’s comprehensive suite of solutions includes: enterprise content management (ECM), business analytics, integrated workflow systems, clinical documentation improvement (CDI), and computer assisted coding (CAC). This unique combination of solutions is designed to help healthcare organizations manage the financial and operational challenges they face in the ever-changing world of healthcare today and in the future. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions.  The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. These risks and uncertainties include, but are not limited to, whether negotiations over the acquisitions will result in definitive purchase agreements,  whether the conditions for closing will be met, whether the purchase prices or other key terms of the acquisitions change, the Company’s ability to achieve expected benefits from the acquisitions, events that could give rise to a termination of the purchase agreements, the availability of funding, and the level of expenses and other charges related to the acquisitions and the funding thereof, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive products and pricing, product demand and market acceptance, new product development, the integration of businesses or other assets acquired by or licensed to the Company with its existing business, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact: Ashley Moore Director, Marketing (404)-446-2057 ashley.moore@streamlinehealth.net	Investor Contacts: Randy Salisbury Investor Relations (404)-229-4242 randy.salisbury@streamlinehealth.net